SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K
                          CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


          Date of Report (date of earliest event reported)
                          June 24, 1999


                         XEROX CORPORATION
       (Exact name of registrant as specified in its charter)

       New York              1-4471                16-0468020
      (State or other       (Commission File      (IRS Employer
      jurisdiction of       Number)               Identification
      incorporation)                              No.)

                        800 Long Ridge Road
                          P. O. Box 1600
                  Stamford, Connecticut  06904-1600
        (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code:
                          (203) 968-3000












Item 5.  Other Events

On June 24, 1999 Xerox Corporation was served with a summons and complaint filed in the Superior Court of the State of California for the County of Los Angeles. The complaint was filed on behalf of 681 individual plaintiffs claiming damages as a result of Xerox' alleged disposal and/or release of hazardous substances into the soil, air and groundwater. Plaintiffs further allege that they have been exposed to such hazardous substances by inhalation, ingestion and dermal contact, including but not limited to, hazardous substances contained within the municipal drinking water supplied by the City of Pomona and the Southern California Water Company.
Plaintiff's claims against Xerox include personal injury, wrongful death, property damage, negligence, trespass, nuisance, fraudulent concealment, absolute liability for ultra-hazardous activities, civil conspiracy, battery, and violation of California Unfair Trade Practices Act. Damages are unspecified.

We deny any liability for the plaintiff's alleged damages and intend to vigorously defend the action.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION


                                         --------------------------------
                                         By:  Martin S. Wagner
                                              Assistant Secretary

Dated: July 6, 1999